Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Leap Wireless International, Inc. of our report dated February 22, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Leap Wireless International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California

May 15, 2013